EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
------

Coastal Financial Corporation

                                                                State of
Subsidiary                         Percentage Owned           Incorporation
----------                         ----------------           -------------


Coastal Federal Savings Bank               100%               United States

Coastal Federal Mortgage, Inc.             100%               South Carolina

Coastal Investor Services, Inc.            100%               South Carolina

Coastal Technology Solutions               100%               South Carolina

Coastal Real Estate Investment
 Corporation (3)                           100%               North Carolina

Coastal Federal Holding
 Corporation (1)                           100%               Delaware

Coastal Mortgage Bankers and
 Realty Co., Inc. (1)                      100%               South Carolina

Shady Forest Development
 Corporation (2)                           100%               South Carolina

Sherwood Development
 Corporation (2)                           100%               South Carolina

Ridge Development
 Corporation (2)                           100%               South Carolina

501 Development
 Corporation (2)                           100%               South Carolina

North Beach Investment,
 Inc. (2)                                  100%               South Carolina
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(1)      First tier subsidiaries of Coastal Federal.
(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.
(3)      First  tier  subsidiary  of  Coastal   Federal   Holding   Corporation,
         consolidated   with  Coastal   Federal   Savings  Bank  for  Regulatory
         Reporting.